                                                                    EXHIBIT d(i)

                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of         , 2003, amends the Master Investment
Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, AIM Strategic Income Fund, from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

          NAME OF FUND                      EFFECTIVE DATE OF ADVISORY AGREEMENT
--------------------------------------      ------------------------------------
AIM Developing Markets Fund                          September 1, 2001

AIM Global Energy Fund                               September 1, 2001

AIM Global Financial Services Fund                   September 11, 2000

AIM Global Health Care Fund                          September 1, 2001

AIM Global Science and Technology Fund               September 1, 2001

AIM Libra Fund                                       November 1, 2002

AIM Trimark Endeavor Fund                           [November 4, 2003]

AIM Trimark Fund                                    [November 4, 2003]

AIM Trimark Small Companies Fund                    [November 4, 2003]

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM LIBRA FUND

     NET ASSETS                                                     ANNUAL RATE
---------------------                                               -----------
First $1 billion ................................................          0.85%
On amounts thereafter ...........................................          0.80%

                           AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                           AIM GLOBAL HEALTH CARE FUND
                     AIM GLOBAL SCIENCE AND TECHNOLOGY FUND

     NET ASSETS                                                     ANNUAL RATE
---------------------                                               -----------
First $500 million ..............................................         0.975%
Next $500 million ...............................................          0.95%
Next $500 million ...............................................         0.925%
On amounts thereafter ...........................................          0.90%

                            AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
All Assets ......................................................          0.80%

                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets .......................................................        0.85%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                    AIM INVESTMENT FUNDS

Attest:                                             By:
        -------------------------                       ------------------------
           Assistant Secretary                             Robert H. Graham
                                                           President

(SEAL)

                                                    A I M ADVISORS, INC.

Attest:                                             By:
        -------------------------                       ------------------------
          Assistant Secretary                               Mark H. Williamson
                                                            President

(SEAL)